INDEX TO EXHIBITS


Exhibit
Number                          Exhibit                            Page No.

 4.1        Rights Agreement (including a Form of Certificate         5
             of Adoption of Amendment as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Common Shares as
             Exhibit C thereto)

 99.1       Form of letter to shareholders, dated February           59
            1999

 99.2       Press Release, dated December 10, 1998                   61




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